Exhibit 3.2

Company Number: 45528

THE COMPANIES ACT 1981 OF BERMUDA

BYE-LAWS OF Kofax Limited

(adopted on 3rd October 2013 but effective as of the effective date of the Scheme of Arrangement of the Company under Part 26 of the Companies Act 2006 of the United Kingdom, being 5 December 2013)

TABLE OF CONTENTS

1.	Definitions	1

2.	Power to Issue Shares	6

3.	Power of the Company to Purchase its Shares	14

4.	Rights Attaching to Shares	14

5.	Calls on Shares	16

6.	Forfeiture of Shares	17

7.	Share Certificates	19

8.	Fractional Shares	21

9.	Register of Members	21

10.	Registered Holder Absolute Owner	22

11.	Transfer of Registered Shares and Foreign Securities Laws	22

12.	Transmission of Registered Shares	24

13.	Power to Alter Capital	26

14.	Variation of Rights Attaching to Shares	27

15.	Dividends	28

16.	Power to Set Aside Profits	29

17.	Method of Payment	29

17A.	Scrip Dividends	30

18.	Capitalisation	32

19.	Annual General Meetings	33

20.	Special General Meetings	33

21.	Requisitioned General Meetings	33

22.	Notice	33

23.	Business at General Meetings	34

24.	Giving Notice and Access	37

25.	Postponement or Cancellation of General Meeting	38

26.	Electronic Participation and Security at General Meetings	38

27.	Quorum at General Meetings	39

28.	Chairman to Preside at General Meetings	39

29.	Voting on Resolutions	40

30.	Power to Demand a Vote on a Poll	41

31.	Voting by Joint Holders of Shares	42

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32.	Proxies	43

33.	Representation of Corporate Member	47

34.	Adjournment of General Meeting	47

35.	Written Resolutions	48

36.	Directors Attendance at General Meetings	48

36A.	Chairman’s Casting Vote	48

37.	Election of Directors	48

38.	Classes and Term of Office of Directors	52

39.	No Share Qualification	52

40.	Alternate Directors	52

41.	Removal of Directors	54

42.	Vacancy in the Office of Director	54

43.	Remuneration of Directors	55

44.	Defect in Appointment	56

45.	Directors to Manage Business	56

46.	Powers of the Board of Directors	57

47.	Register of Directors and Officers	59

48.	Appointment of Officers	59

49.	Appointment of Secretary	59

50.	Duties of Officers	59

51.	Remuneration of Officers	59

52.	Conflicts of Interest	59

53.	Indemnification and Exculpation of Directors and Officers	60

54.	Board Meetings	62

55.	Notice of Board Meetings	62

56.	Electronic Participation in Meetings	62

57.	Quorum at Board Meetings	63

58.	Board to Continue in the Event of Vacancy	63

59.	Chairman to Preside	63

60.	Written Resolutions	63

61.	Validity of Prior Acts of the Board	63

62.	Minutes	64

63.	Place Where Corporate Records Kept	64

64.	Form and Use of Seal	64

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65.	Books of Account	65

66.	Financial Year End	65

67.	Annual Audit	65

68.	Appointment of Auditor	65

69.	Remuneration of Auditor	66

70.	Duties of Auditor	66

71.	Access to Records	66

72.	Financial Statements	66

73.	Distribution of Auditor’s report	67

74.	Vacancy in the Office of Auditor	67

75.	Takeover provisions	67

76.	Amalgamations & Mergers	72

77.	Winding-Up	72

78.	Changes to Bye-laws	73

79.	Discontinuance	73

80.	Untraced Members	73

81.	Provisions applicable to Bye-laws 82 and 83	76

82.	Power of the Company to Investigate Interests in Shares	78

83.	Failure to Disclose Interests in Shares	80

84.	Disclosure and Transparency Rules	83

85.	Borrowing Powers	84

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INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981 of Bermuda as amended from time to time;

Admission	the admission of the whole of any class of shares in the capital of the Company to (i) the Official List becoming effective in accordance with the Listing Rules and (ii) trading on the main market of the London Stock Exchange becoming effective in accordance with the Admission and Disclosure Standards of the London Stock Exchange;

Auditor	includes an individual, body corporate or partnership;

Board	the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

City Code	the City Code on Takeovers and Mergers, as issued from time to time by or on behalf of the Panel or any successor to or replacement thereof from time to time issued by or on behalf of the Panel or, for the avoidance of doubt, any successor thereto or replacement body thereof;

clear days	that period, in relation to a period of notice, excluding the day when notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Company	the company for which these Bye-laws are adopted;

Director	a director of the Company;

Employee Share Scheme	any scheme for providing incentives to current employees, former employees, and/or directors of the Company, or any other company which is its holding company or in which the Company or such holding company has an interest, whether direct or indirect or which is in any way allied or associated with the Company or any company which is a subsidiary of the Company or the Company’s holding company, or the spouses, civil partners, surviving spouses or surviving civil partners, children or step-children under the age of 18 years of such employees, former employees and/or directors, involving share options, allocations of shares, stock appreciation rights or other similar rights involving the equity of the Company;

Group	the Company and every company and other entity which is for the time being controlled by or under common control with the Company (for these purposes, “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person in question, whether by means of ownership interest, by contract or otherwise);

London Stock Exchange	London Stock Exchange plc;

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Official List	the daily Official List of the UK Listing Authority;

Officer	any person appointed by the Board to hold an office in the Company;

Panel	the Panel on Takeovers and Mergers in the United Kingdom, and any successor thereof or replacement body thereto;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of members referred to in these Bye-laws;

Registered Office	the registered office of the Company from time to time;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Special Resolution	a resolution passed by holders of a majority of not less than three-fourths in nominal value of shares as (being entitled to do so) vote in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given;

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; and

UK Listing Authority	the Financial Conduct Authority in the UK acting in its capacity as the competent authority for the purpose of Part VI of the UK Financial Services and Markets Act 2000.

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, partnerships, individuals and associations or bodies of persons whether corporate or not;

(d)	the words:-

(i) “may” shall be construed as permissive; and

(ii)“shall” shall be construed as imperative;

(e) the word “corporation” means a corporation whether or not a company within the meaning of the Act;

(f) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws; and

(g) a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof.

1.3	In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1	Subject to these Bye-laws (including, without limitation, Bye-law 2.3), and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine.

2.2	Subject to these Bye-laws and to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

2.3	Authority to allot Relevant Securities

(a)	The Directors shall not exercise any power to allot Relevant Securities (as defined below), unless they are, in accordance with this Bye-law 2.3, authorised to do so by a resolution of the Members in general meeting.

(b)

In this Bye-law 2.3 “Relevant Securities” means shares in the Company or any right to subscribe for or to convert any securities into shares in the Company, other than shares so allotted or rights so granted in pursuance of any Employee Share Scheme and a reference to the allotment of Relevant

Securities includes the grant of any such right to subscribe for or to convert any securities into shares in the Company but (subject to Bye-law 2.3(f) below), not the allotment of shares pursuant to such a right, PROVIDED THAT Relevant Securities shall not include shares in the Company allotted, or any right to subscribe for or convert any security into shares in the Company granted, in any such case as part of any issue or offering of shares in the Company which culminated in Admission (including any shares so allotted or rights granted, whether before or after Admission, in accordance with any over-allotment or stabilisation arrangements entered into by the Company in connection therewith).

(c)	Authority under this Bye-law 2.3 may be given for a particular exercise of the power or for its exercise generally, and may be unconditional or subject to conditions.

(d)	Any authority under this Bye-law 2.3 shall state the maximum amount of Relevant Securities that may be allotted under it and the date on which it will expire, which must be not more than five years from the date on which the resolution is passed by virtue of which the authority is given; but such an authority may be previously revoked or varied by a resolution of the Members in general meeting.

(e)	Any authority under this Bye-law 2.3 may be renewed or further renewed by a resolution of the Members in general meeting for a further period not exceeding five years; but the resolution must state (or restate) the amount of Relevant Securities which may be allotted under the authority or, as the case may be, the amount remaining to be allotted under it, and must specify the date on which the renewed authority will expire.

(f)	In relation to any authority under this Bye-law 2.3 for the grant of such rights as are mentioned in Bye-law 2.3(b), the reference in Bye-law 2.3(d) (and also the corresponding reference in Bye-law 2.3(e)) to the maximum amount of Relevant Securities that may be allotted under the authority is to the maximum amount of shares which may be allotted pursuant to such rights.

(g)	The Directors may allot Relevant Securities, notwithstanding that authority under this Bye-law 2.3 has expired, if they are allotted in pursuance of an offer or agreement made by the Company before the authority expired and the authority allowed it to make an offer or agreement which would or might require Relevant Securities to be allotted after the authority expired.

(h)	No breach of this Bye-law 2.3 shall affect the validity of any allotment of any Relevant Security.

2.4	Pre-emption rights

(a)	Subject to the other provisions of this Bye-law 2.4 and Bye-law 2.5, the Company shall not allot any Equity Securities (as defined in Bye-law 2.4(h)) on any terms to a person unless:-

(i)	it has made an offer to each person who holds Relevant Shares or Relevant Employee Shares (in each case as defined in Bye-law 2.4(h)) to allot to him on the same or more favourable terms a proportion of those securities which is as nearly as practicable equal to the proportion in nominal value held by him (as the case may be) of the aggregate of Relevant Shares or Relevant Employee Shares; and

(ii)	the period during which any such offer as is referred to in Bye-law 2.4(a)(i) may be accepted has expired or the Company has received notice of the acceptance or refusal of every offer so made.

(b)	Bye-law 2.4(a) does not apply to a particular allotment of Equity Securities if these are, or are to be, wholly or partly paid up otherwise than in cash. For these purposes, “paid up otherwise than in cash” means paid up otherwise than by means of any of the following: cash received by the Company; a cheque received by the Company in good faith which the Directors have no reason to suspect will not be paid; a release of a liability of the Company for a liquidated sum; or an undertaking to pay cash to the Company at a future date, and “cash” includes foreign currency.

(c)	Securities which the Company has offered to allot to a holder of Relevant Shares or Relevant Employee Shares may be allotted to him, or anyone in whose favour he has renounced his right to their allotment, without contravening Bye-law 2.4(a)(ii).

(d)	Bye-law 2.4(a) does not apply to the allotment of Equity Securities which would, apart from a renunciation or assignment of the right to their allotment, be held under any Employee Share Scheme, or to the allotment of bonus shares.

(e)	An offer to be made under Bye-law 2.4(a) shall be in writing and shall be made to a holder of shares in any manner permitted by the relevant rules or regulations of the relevant stock exchange(s) pertaining to the listing or trading of the Company’s shares and such notice of an offer to a holder of shares shall also be made in accordance with the provisions of Bye-law 24.

(f)	The offer must state a period of not less than 14 days during which it may be accepted; and the offer shall not be withdrawn before the end of that period.

(g)	The foregoing provisions of this Bye-law 2.4 concerning pre-emption rights are without prejudice to any enactment by virtue of which the Company is prohibited (whether generally or in specified circumstances) from offering or allotting Equity Securities to any person and are subject to any exclusions or other arrangements which the Board may deem necessary or desirable in relation to fractional entitlements or due to legal or practical problems arising in or under the laws of, or the requirements of any regulatory body or stock exchange in, any territory. Where the Company cannot by virtue of such an enactment offer or allot Equity Securities to a holder of Relevant Shares or Relevant Employee Shares, or the Board, in the exercise of its powers under this Bye-law, determines that such an offer or allotment shall not be made, those provisions shall have effect as if the shares held by that holder were not Relevant Shares or Relevant Employee Shares.

(h)	For the purposes of this Bye-law 2.4 and Bye-law 2.5:-

(i) “Equity Security” means a Relevant Share in the Company (other than a bonus share), or a right to subscribe for, or to convert securities into, Relevant Shares in the Company excluding (i) shares in the Company allotted, or any right to subscribe for or convert any security into shares in the Company granted, in any such case as part of any issue or offering of shares in the Company which culminated in Admission (including any shares so allotted or rights granted, whether before or after Admission, in accordance with any over-allotment or stabilisation arrangements entered into by the Company in connection therewith) and (ii) shares in the

Company allotted pursuant to any right granted before Admission (whether or not such right was expressed to be conditional on Admission).

(ii) A reference to the allotment of Equity Securities or of Equity Securities consisting of Relevant Shares of a particular class includes the grant of a right to subscribe for, or to convert any securities into, Relevant Shares in the Company or (as the case may be) Relevant Shares of a particular class; but such a reference does not include the allotment of any Relevant Shares pursuant to such a right;

(iii) “Relevant Employee Shares” means shares of the Company which would be Relevant Shares but for the fact that they are held by a person who acquired them in pursuance of any Employee Share Scheme;

(iv) “Relevant Shares” means shares in the Company other than:-

(A) shares which as respects dividends and capital carry a right to participate only up to a specified amount in a distribution;

(B) shares which are held by a person who acquired them in pursuance of any Employee Share Scheme or, in the case of shares which have not been allotted, are to be allotted in pursuance of such a scheme, and

(C) Treasury Shares.

(i)	A reference to a class of shares is to shares to which the same rights are attached as to voting and as to participation, both as respects dividends and as respects capital, in a distribution.

(j)	In relation to an offer to allot securities required by Bye-law 2.4(a), a reference in Bye-law 2.4 (however expressed) to the holder of shares of any description is to whoever was at the close of business on a date, to be specified in the offer and to fall in the period of 28 days immediately before the date of the offer, the holder of shares of that description.

Disapplication of Pre-emption Rights

2.5	(a) Where the Directors are generally authorised for purposes of Bye-law 2.3, they may be given power by a Special Resolution, to allot Equity Securities pursuant to that authority as if:-

(i)	Bye-law 2.4(a) did not apply to the allotment; or

(ii)	that Bye-law 2.4(a) applied to the allotment with such modifications as the Directors may determine,

and where the Directors make an allotment under this Bye-law 2.5, Bye-law 2.4 shall have effect accordingly.

(b)	Where the Directors are authorised for purposes of Bye-law 2.3 (whether generally or otherwise), the Company may by Special Resolution resolve either that Bye-law 2.4(a):-

(i)	shall not apply to a specified allotment of Equity Securities to be made pursuant to that authority; or

(ii)	shall apply to the allotment with such modifications as may be specified in the resolution,

and where such a resolution is passed, Bye-law 2.4 shall have effect accordingly.

(c)	The power conferred by Bye-law 2.5(a) or a Special Resolution under Bye-law 2.5(b) ceases to have effect when the authority to which it relates is revoked or would (if not renewed) expire; but if the authority is renewed, the power or (as the case may be) the resolution may also be renewed, for a period not longer than that for which the authority is renewed, by a Special Resolution.

(d)	Notwithstanding that any such power or resolution has expired, the Directors may allot Equity Securities in pursuance of an offer or agreement previously made by the Company, if the power or resolution enabled the Company to make an offer or agreement which would or might require Equity Securities to be allotted after it expired.

(e)	A Special Resolution under Bye-law 2.5(b), or a Special Resolution to renew such a resolution, shall not be proposed unless it is recommended by the Directors and there has been circulated, with the notice of the meeting at which the resolution is proposed, to the Members entitled to have that notice a written statement by the Directors setting out:-

(i)	their reasons for making the recommendation;

(ii)	the amount to be paid to the Company in respect of the Equity Securities to be allotted; and

(iii)	the Directors’ justification of that amount.

(f)	The Company may in connection with the issue of any shares exercise all powers of paying commission or brokerage conferred or permitted by the Act. Subject to the provisions of the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

(g)	Except as required by law, the Company shall recognise no person as holding any share on any trust and, except as otherwise provided by these Bye-laws or by law, the Company shall not be bound by or recognise any interest in any share (or in any fractional part of the share), except the holder’s absolute right to the entirety of the share (or fractional part of the share).

3.	Power of the Company to Purchase its Shares

3.1	Subject to Bye-law 3.2, the Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may, if authorised to do so by a Special Resolution of the Members in general meeting, exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

4.1	At the date these Bye-laws are adopted, the share capital of the Company consists of a single class of common shares of par value $0.001 each (“Common Shares”) and be entitled to one vote per Common Share.

4.2

(a)	The holders of Common Shares shall, subject to these Bye-laws, be entitled to receive notice of and to attend and vote at general meetings of the Company.

(b)	Subject to the rights of any other class of shares and to the provisions of the Act, the profits of the Company available for distribution and resolved to be distributed shall be paid as a dividend to the holders of the Common Shares.

(c)

On a return of capital on winding up, the assets of the Company available for distribution amongst the members shall, subject to any provision made for employees and to the rights of any other class of shares, be used to repay to the holders of the Common Shares the amounts paid up on those shares. The assets remaining after such repayment shall then belong to and be distributed amongst the holders of the Common Shares in proportion to the number of such shares held by them respectively.

(d)	The holders of Common Shares shall, subject to these Bye-laws, generally be entitled to enjoy all of the rights attaching to Common Shares.

4.3	Subject to Bye-laws 2.3 and 2.4, the Board is authorised to exercise all the powers of the Company and to create and issue additional shares of any existing class.

4.4	Subject to Bye-laws 2.3 and 2.4, at the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.5	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Calls on Shares

5.1	The Board may (subject to the terms of allotment) from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, in respect of any premium). A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may at the Board’s discretion be made payable by instalments.

5.2	Each Member shall (if he has received at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be made payable by instalments. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of such share. A call may be revoked or postponed, in whole or in part, if and as the Board may determine. A person upon whom a call is made shall remain liable jointly and severally with the successors in title to his shares for all calls made upon him notwithstanding the subsequent transfer of shares in respect of which the call was made.

5.3	If a sum called in respect of a share is not paid before or on the day specified for payment, the person from whom the sum is due shall pay interest on that sum from the day specified for payment to the time of actual payment at such rate (not exceeding 17 per cent. per annum) as the Board may determine and all expenses that have been incurred by the Company by reason of such non-payment. The Board may in any case or cases waive payment of all or part of such interest.

5.4

Any sum (whether on account of the nominal value of the share or in respect of any premium) which, by the terms of allotment of a share, becomes payable upon allotment or at any fixed date shall, for all the purposes of these Bye-laws, be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. If such sum is not paid, all the relevant provisions of these Bye-laws as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

5.5	The Board may, on the allotment of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

5.6	The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or in respect of any premium) uncalled and unpaid upon the shares held by him. Such payment in advance of calls shall extinguish, to that extent, the liability upon the shares in respect of which it is made. The Company may pay interest at such rate as the Member paying such sum and the Board may agree on the moneys so received (until and to the extent that the same would but for such advance become payable).

6.	Forfeiture of Shares

6.1	If any Member fails to pay, on or before the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

Kofax Limited (the “Company”)

You have failed to pay the call of [amount of call] made on the [    ] day of [        ], 20[    ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [    ] day of [        ], 20[    ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [    ] day of [        ], 20[    ] at the registered office of the Company on or before [    ] day of [        ], 20[    ] the share(s) will be liable to be forfeited.

Dated this [ ] day of [ ], 20[ ]

[Signature of Secretary] By Order of the Board

6.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

6.3	A Member whose share or shares have been so forfeited or surrendered shall, notwithstanding such forfeiture or surrender, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture or surrender, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith. The Board may, at their absolute discretion, enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or may waive payment in whole or in part.

6.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

6.5	The Company shall have a first and paramount lien on every share which is not fully-paid for all moneys (whether then payable or not) called or payable at a fixed time in respect of such share. The Board may either generally or in any particular case waive any lien which has arisen and may resolve that any share shall, for some limited period, be exempt wholly or partially from the provisions of this Bye-law 6.5.

6.6	The Company may sell in such manner as the Board thinks fit any share on which the Company has a lien. No sale shall be made unless:

(a)	some sum in respect of which the lien exists is then payable; and

(b)	a notice in writing has been given to the holder for the time being of the share or to the person otherwise entitled to the same stating, and demanding payment of, the sum then payable and giving notice of the intention to sell because of the default; and

(c)	fourteen days has expired after the delivery of such notice.

6.7	The net proceeds of such sale (after payment of the costs of such sale) shall be used to pay the amount in respect of which the lien exists so far as the same is then payable. Any balance remaining shall, upon surrender to the Company for cancellation of the certificate for the shares sold, be paid to the person entitled to the shares at the time of the sale if and to the extent that no lien still subsists for sums not yet payable in relation to the shares sold. To effect any such sale, the Board may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

7.	Share Certificates

7.1

Every Member shall be entitled to a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

7.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

7.3	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

7.4	Notwithstanding any provisions of these Bye-laws:

(a)	the Board shall, subject to the Act and any other applicable laws and regulations, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)	unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

7.5	Without prejudice to Bye-law 7.4, but not withstanding any other provisions of these Bye-laws, the Board shall, subject to the Act and any other applicable laws and regulations, have power to implement and/or approve any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of interests in shares in the capital of the Company in the form of depositary interests or similar interests, instruments or securities, and the holding and transfer of such interests, instruments or securities, and the holding of such interests, instruments or securities in uncertificated form and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the shares in the capital of the Company represented thereby. The Board may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements.

8.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

9.	Register of Members

9.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

9.2

The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

10.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.	Transfer of Registered Shares and Foreign Securities Laws

11.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

Kofax Limited (the “Company”)

FOR VALUE RECEIVED              [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

11.2

Except as otherwise provided in these Bye-laws, such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid up share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

11.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

11.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

11.5	The Board may in its absolute discretion and without assigning any reason therefor, refuse to register the transfer of a share which is not fully paid up. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

11.6	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

11.7	The Board may, in its absolute and unfettered discretion, decline to register the transfer of any shares if it believes that registration of such shares or transfer is required under the laws of any jurisdiction and such registration has not been effected, save that the Board may request and rely on an opinion of counsel to the transferor or transferee, in form and substance satisfactory to the Board, that no such registration is required.

11.8	The Board shall have the authority to request from any direct or indirect holder of shares, and such holder shall provide such information as the Board may request for the purpose of determining whether any transfer contemplated by Bye-law 11.7 should be permitted.

11.9	Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

11.10	The Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned and these Bye-laws, have power to implement and/or approve any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of interests in shares in the capital of the Company in the form of depositary interests or similar interests, instruments or securities, and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the shares of the Company represented thereby. Subject to the Act, the Board may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements.

12.	Transmission of Registered Shares

12.1

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

12.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

Kofax Limited (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

12.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

12.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital

13.1	The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

13.2

Where, on any alteration or reduction of share capital, any Members would become entitled to fractions of a share, the Board may deal with the fractions for the best price reasonably obtainable to any person (including the Company) and distribute the net proceeds of sale in due proportion among those Members and the Board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. For the purposes of effecting the sale, the Board may arrange for the shares representing the fractions to be entered in the Register of Members as certificated shares. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be effected by any irregularity in, or invalidity of, the proceedings relating to the sale.

14.	Variation of Rights Attaching to Shares

If, at any time, the issued share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of the class. The quorum for a variation of class rights meeting (other than an adjourned meeting) is two persons present holding at least one-third in nominal value of the issued shares of the class (excluding any shares held as treasury shares). The quorum for an adjourned meeting is one person present holding shares of the class. All the provisions of these Bye-laws relating to general meetings of the Company and to the proceedings at such general meetings shall (so far as applicable and with any necessary modifications due to the provisions of the Act) apply to any such separate meeting. The preceding provisions of this Bye-law 14 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class, the special rights of which are to be varied. The special rights attached to any class of shares having preferential rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied either by the creation or issue of further shares ranking equally in some or all respects with (but not having, in any respect, any priority over) such shares as regards participation in the profits or assets of the Company, or the purchase by the Company of any of its own shares.

DIVIDENDS AND CAPITALISATION

15.	Dividends

15.1	Final Dividends - The Company may, by resolution of the Members in general meeting, declare dividends in accordance with the respective rights of the members but no such dividend shall exceed the amount recommended and declared by the Board.

15.2	Interim and Preferential Dividends - Subject to the provisions of the Act and to these Bye-laws, if and to the extent that, in the opinion of the Board the profits of the Company justify such payments, the Board:

(a)	may declare and/or pay the fixed dividends on any class of shares carrying a fixed dividend payable on fixed dates, on the dates prescribed for payment of the same;

(b)	may provide, in such manner and on such terms as they may think fit, for the payment of any dividends (whether fixed or calculated by reference to or in accordance with a specified procedure or mechanism) on any class of shares carrying such a dividend on the dates prescribed for payment of the same (whether such dates are fixed or are determined or to be determined in accordance with a specified procedure or mechanism); and

(c)	may also from time to time pay interim dividends on the shares of any class of such amounts, on such dates, and in respect of such periods, as they may think fit.

15.3	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

15.4	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

15.5	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

16.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company and put in a reserve, such amount as it thinks proper. Such sums may, at the discretion of the Board, be used for any purpose for which the profits of the Company may properly be applied in accordance with the Act and, pending such use, may either be employed in the business of the Company or be invested. The Board may divide any such reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Board may also, without putting the same in a reserve, carry forward any profits.

17.	Method of Payment

17.1	Any dividend or other moneys payable in respect of a share may be paid by cheque or warrant sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, to the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.

17.2	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

17.3	All dividends or other sums payable on or in respect of any shares which remain unclaimed may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or other sum unclaimed after a period of 7 years from the date when it was declared or became due for payment shall be forfeited and shall revert to the Company unless the Board decides otherwise and the payment by the Board of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

17.4	The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions. The entitlement conferred on the Company by this Bye-law 17.4 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

17A.	Scrip Dividends

17A.1	The Board may, with the prior approval of the Members in general meeting, offer the holders of Common Shares the right to elect to receive additional Common Shares credited as fully paid (“additional Common Shares”) instead of cash in respect of all or part of any dividend or dividends proposed to be paid or declared at any time upon (subject as set out in this Bye-law) such terms and conditions (including, without limitation, terms and conditions providing for the inclusion in, or exclusion from, such right to elect of the holders of share warrants) as may be decided upon by the Board.

17A.2	The Board may in their absolute discretion suspend or withdraw (whether temporarily or otherwise) any offer previously made to

Common shareholders to elect to receive additional Common Shares at any time prior to the allotment of the additional Common Shares and may do such acts and things considered necessary or expedient with regard to, or in order to effect, any such suspension or withdrawal.

17A.3	When a right to elect is to be offered to holders of Common Shares pursuant to this Bye-law, the Board shall notify such holders of that right and shall make available or provide to such holders forms of election (in such form as the Board may approve) in order to exercise such right. Such forms may also provide for the right to elect to receive additional Common Shares instead of cash in respect of future dividends not yet declared or resolved upon (and accordingly in respect of which the basis of allotment has not yet been decided upon) as well as in respect of the relevant dividend. The Board shall also specify the procedures to be followed in order to exercise any such right or rights of election and, where applicable, to vary or revoke any such right or rights.

17A.4	The basis of allotment shall be determined by the Board so that each holder of Common Shares who elects to receive additional Common Shares shall be entitled to receive such number of additional Common Shares, calculated at the Relevant Price for each such share, as is nearly as possible equal to (but not in excess of) the cash amount of the relevant dividend which such holder would otherwise have received. For the purposes of this Bye-law 17A, the “Relevant Price” of an additional Common Share shall be such price as is equal to the average of the middle market prices for the Common Shares, ascertained by reference to the Daily Official List of the London Stock Exchange during the period of five dealing days commencing on the day when such Common Shares are first quoted “ex” the relevant dividend or to the par value of a Common Share (whichever is the higher). No member may receive a fraction of a Common Share.

17A.5	The cash amount of a dividend (or of the relevant part of that dividend) on Common Shares in respect of which an election to receive additional

Common Shares has been made shall not be payable and in lieu additional Common Shares shall be allotted to the relevant holders on the basis of allotment determined under this Bye-law. For such purpose, the Board may (without limiting or restricting in any way their powers under other Bye-laws) capitalise out of such of the sums standing to the credit of any of the Company’s reserve accounts (including any share premium account or capital redemption reserve) or profit and loss account as the Board may determine a sum equal to the aggregate nominal amount of the additional Common Shares to be allotted and shall apply the same in paying up in full the appropriate number of unissued Common Shares for allotment and distribution credited as fully paid to the relevant holders of Common Shares.

17A.6	The additional Common Shares so allotted shall rank equally in all respects with the fully paid Common Shares then in issue save only as regards participation in the relevant dividend (or share election in lieu).

17A.7	The Board may on any occasion determine that rights of election shall be subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to any legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory. In any such case, the preceding provisions of this Bye-law 17A shall be construed accordingly.

18.	Capitalisation

18.1	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid up bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

18.2	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid up shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

19.	Annual General Meetings

Notwithstanding the provisions of the Act entitling the Members to elect to dispense with the holding of an annual general meeting of the Company, an annual general meeting shall be held in each year (other than the year of incorporation) at such time and place as the Chairman, President (if any) or the Board shall appoint.

20.	Special General Meetings

The Chairman or the President (if any) or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

21.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than 5% of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings (excluding, for the avoidance of doubt, Treasury Shares), forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

22.	Notice

22.1	At least 21 clear days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat.

22.2	Unless otherwise resolved by Special Resolution in general meeting, at least 14 clear days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat.

22.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

22.4	Every notice calling a general meeting shall specify the place and the day and hour of the meeting. The notice shall also state reasonably prominently that a Member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at the Meeting. The notice shall specify the general nature of the business to be transacted at the meeting. If any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to that effect. In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

22.5	If the Board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone or move the general meeting to another date, time and/or place. The Board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting is given to any member trying to attend the meeting at the original time and place. Notice of the date, time and place of the rearranged meeting shall, if practicable, also be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, the appointment of a proxy will be valid if it is received as required by these Bye-laws not less than 48 hours before the time appointed for holding the rearranged meeting (excluding any part of a day which is not a working day). The board may also postpone or move the rearranged meeting under this Bye-law.

23.	Business at General Meetings

23.1	No business may be conducted at an annual general meeting or a special general meeting, other than business that is either:

(a)	specified in the notice of meeting given to Members by or at the direction of the Board;

(b)	otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorised committee thereof);

(c)	otherwise properly brought before the meeting by any Members pursuant to the valid exercise of power granted under the Act; or

(d)	otherwise properly brought before the meeting by any Member who:

(i)	is a Member on the record date for the determination of Members entitled to vote at such meeting and on the date of the giving of the notice referred to in Bye-law 23.2; and

(ii)	complies with the notice procedures set out in this Bye-law 23;

provided, in each case, that such business proposed to be conducted is, under applicable law, a proper subject for determination by the Members.

23.2	In addition to any other applicable requirements, for business to be properly brought before an annual general meeting or a special general meeting by a Member, such Member must have given notice thereof to the Secretary pursuant to Bye-law 23.3. The notice must include:

(a)	the name and address of the Member who intends to propose the business as they appear on the Register of Members;

(b)	a representation that the Member is a holder of shares in the Company and that the Member intends to vote such shares at such meeting;

(c)	a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bye-laws, the language of the proposed amendment) and the reasons for conducting such business at the meeting;

(d)	the class and number of shares in the Company which are beneficially owned by the Member and its affiliates, including by way of any derivative or other positions;

(e)	any material interest of the Member or its affiliates in such business; and

(f)	such other information regarding each matter of business to be proposed by such Member as would be required to be disclosed to Members in connection with voting on such matter pursuant to applicable law and regulations had the matter been proposed, or intended to be proposed, by the Board.

23.3	Any notice required to be given to the Secretary pursuant to Bye-law 23.2 must be in writing and delivered to or mailed and received by the Secretary, who must receive the notice not later than the following dates:

(a)	in the case of an annual general meeting, not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual general meeting, or, if no annual general meeting was held in the previous year or the date of the annual general meeting is more than 30 days before or more than 30 days after such anniversary date, not later than 10 days following the earlier of the date on which notice of the annual general meeting was given to Members or the date on which public disclosure of the date of the annual general meeting was made; and

(b)	in the case of a special general meeting, not later than 10 days following the earlier of the date on which notice of the special general meeting was given to Members or the date on which public disclosure of the date of the special general meeting was made.

23.4	If the chairman (or other person presiding over the relevant general meeting) determines that business was not properly brought before the meeting in accordance with the procedures set out in this Bye-law 23, he shall declare to the meeting that such business shall not be transacted.

24.	Giving Notice and Access

24.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)	by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served 48 hours after the date on which it is deposited, with postage prepaid, in the mail; or

(c)	by sending it by courier to such Member’s address in the Register of Members, in which case notice shall be deemed to have been served 24 hours after the date on which it is deposited, with courier fees paid, with the courier service, or

(d)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)	by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

24.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3	In proving service under Bye-laws 24.1(b), (c) and (d),, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier or transmitted by electronic means.

25.	Postponement or Cancellation of General Meeting

The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Members in accordance with these Bye-laws.

26.	Electronic Participation and Security at General Meetings

26.1	Members may participate in any general meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

26.2	The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

27.	Quorum at General Meetings

27.1	At any general meeting two or more persons present in person or by proxy throughout the meeting and entitled to vote shall form a quorum for the transaction of business.

27.2	If within five minutes from the time appointed for the meeting (or such longer interval as the Chairman of the meeting may think fit to wait) a quorum is not present, or if, during the meeting a quorum ceases to be present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or, if not so specified, as the Chairman of the meeting may determine.

28.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Voting on Resolutions

29.1	Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws.

29.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

29.3	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

29.4	In the event that a Member participates in a general meeting by telephone, electronic or other communications facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

29.5	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.6	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

30.	Power to Demand a Vote on a Poll

30.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy and entitled to vote; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

30.2	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communications facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

30.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (within a period of 30 days from the date of the meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn with the consent of the Chairman of the meeting at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

30.4	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken. Each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communications facilities or means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose. The result of the poll shall be declared by the chairman.

31.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.	Proxies

32.1	A proxy need not be a Member.

32.2	The document appointing a proxy shall be in writing in any usual or common form or in any other form which the Board may approve. The form of proxy shall:

(a)	in the case of an individual Member, be in writing signed by that individual or his attorney; and

(b)	in the case of a Member which is a corporation, be either sealed with its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation,

In this Bye-law 32 references to in writing include the use of electronic communications subject to such terms and conditions as the Board may decide.

The signature on any such form of proxy need not be witnessed.

32.3	A form of proxy must:

(a)	in the case of an appointment which is not contained in an electronic communication, be left at such place or one of such places (if any) as may be specified for that purpose in, or by way of note to, or in any document accompanying, the notice convening the meeting (or, if no place is so specified, at the Registered Office):

(i)	at least 48 hours (excluding any part of a day that is not a working day) before the time appointed for the holding of the meeting or adjourned meeting; or

(ii)	in the case of a poll which is taken more than 48 hours after it was demanded, 24 hours (excluding any part of a day that is not a working day) before the time appointed for the taking of the poll; or

(iii)	in the case of a poll taken not more than 48 hours after it was demanded, the time at which it was demanded,

together with (if required by the Board) any authority which is made or a copy of the authority certified notarially or in some other manner approved by the Board;

(b)	in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications in or by way of note to the notice convening the meeting or in or by way of note to any notice of any adjournment or, in either case, in any accompanying document or in any electronic communication issued by or on behalf of the Company, be received at such address:

(i)	not less than 48 hours (excluding any part of a day that is a working day) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(ii)	in the case of a poll which is taken more than 48 hours after it was demanded, 24 hours (excluding any part of a day that is not a working day) before the time appointed for the taking of the poll; or

(iii)	in the case of a poll taken not more than 48 hours after it was demanded, the time at which it was demanded.

Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in some other manner approved by the Board, must, if required by the Board, be received at such place in the United Kingdom as may be specified in the notice covering the meeting or in any notice of any adjournment or, in either case, in any accompanying document (or, if no place is so specified, at the Registered Office).

(c)	If the form of proxy is not so delivered, it will not be treated as valid. Any form of proxy will be valid for any adjournment of a meeting to which it relates, unless it is stated on the relevant form that the form of proxy cannot be used at any such adjournment. If a form of proxy relates to more than one meeting (including any adjournment of any meeting) and has been delivered as required by this Bye-law 32 for or in respect of one of those meetings, it will be valid for all subsequent meetings to which it relates and need not be re-delivered. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting or poll, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. The appointment of a proxy shall not preclude a Member from attending and voting in person at the meeting or poll concerned. The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is delivered in a manner permitted by these Bye laws by electronic communication, but because of a technical problem it cannot be read by the recipient.

32.4	The appointment of a proxy shall be deemed to confer authority to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company including the right to demand or join in demanding a poll and to vote on any amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given as the proxy thinks fit.

32.5	A proxy or duly authorised representative of a corporation shall count in deciding whether there is a quorum at the meeting and a vote given or poll demanded by such proxy or duly authorised representative shall be valid notwithstanding the previous death or insanity of the member or the revocation of the appointment of the proxy or of the authority under which the appointment was made unless written notice of such death, insanity or revocation has been received by the Company at such place or address as was specified by the Company for the receipt of appointments of proxy in the notice covering the meeting or in any notice of any adjournment or, in either case, in any accompanying document (or, if no place is so specified, at the Registered Office) at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll which is not taken at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast. In this Bye-law references to in writing include the use of electronic communications subject to such terms and conditions as the Board may decide regardless of the form in which the proxy appointment was effected.

32.6	The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

32.7	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

32.8	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.	Representation of Corporate Member

33.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

33.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.	Adjournment of General Meeting

34.1	The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

34.2	In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

34.3	No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned indefinitely, the date, time and place for the adjourned meeting shall be fixed by the Board. When a meeting is adjourned for 30 days or more or indefinitely, at least seven days’ notice of the adjourned meeting shall be given in the same manner as the notice for the original meeting. Any meeting may be adjourned more than once.

35.	Written Resolutions

The Members may not take action by resolution in writing.

36.	Directors Attendance at General Meetings

Each Director shall be entitled to receive notice of, attend and be heard at any general meeting.

36A.	Chairman’s Casting Vote

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote, in addition to any other vote he may have.

DIRECTORS AND OFFICERS

37.	Election of Directors

37.1

The Board shall consist of not less than three Directors and not more than ten Directors, as determined by resolution of the Board the exact number to be determined from time to time by resolution adopted by the affirmative vote of the majority of the Board then in office; provided however, that if no such resolution shall be in effect the number of Directors shall be deemed to be the number of Directors then in office if such number is within the range specified by this Bye-law 37.1 and if the number of Directors is less than three, the number of Directors shall be deemed to be three. Any increase in the size of the Board pursuant to this Bye-law 37.1 shall be deemed to be a vacancy and may be filled in accordance with Bye-law 42.2.

37.2	Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at any annual general meeting or at a special general meeting called for the purpose of electing Directors:

(a)	by or at the direction of the Board (or any duly authorised committee thereof);

(b)	by any Members pursuant to the valid exercise of power granted under the Act; or

(c)	by any Member who:

(i)	is a Member on the record date for the determination of Members entitled to vote at such meeting and on the date of the giving of the notice referred to in Bye-law 37.5; and

(ii)	complies with the notice procedures set out in this Bye-law 37.

37.3	The notice must include:

(a)	the name and address of the Member who intends to make the nomination(s) as they appear on the Register of Members;

(b)	a representation that the Member is a holder of shares in the Company and that the Member intends to vote such shares at such meeting;

(c)	the name, age, business address and residence address of each nominee proposed in the notice;

(d)	the principal occupation or employment of each such nominee;

(e)	the number of shares in the Company which are beneficially owned by each such nominee;

(f)	the consent in writing of each nominee to serve as a Director if so elected;

(g)	a representation that the Member intends to appear in person or by proxy at the meeting to nominate each person specified in the notice;

(h)	a description of all arrangements or understandings between the Member and each nominee or any other person or persons (naming such person or persons) pursuant to which each nomination is to be made by the Member;

(i)	such nominee’s written consent to being named in the notice as a nominee and to serving as a director if elected; and

(j)	such other information concerning such persons as would be required to be disclosed to Members in connection with the election of Directors pursuant to applicable law and regulations had the persons been nominated, or intended to be nominated, by the Board.

37.4	Any notice required to be given to the Secretary pursuant to Bye-law 37.3 must be in writing and delivered to or mailed and received by the Secretary, who must receive the notice not later than the following dates:

(a)	in the case of an annual general meeting, not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual general meeting, or, if no annual general meeting was held in the previous year or the date of the annual general meeting is more than 30 days before or more than 30 days after such anniversary date, not later than 10 days following the earlier of the date on which notice of the annual general meeting was given to Members or the date on which public disclosure of the date of the annual general meeting was made; and

(b)	in the case of a special general meeting, not later than 10 days following the earlier of the date on which notice of the special general meeting was given to Members or the date on which public disclosure of the date of the special general meeting was made.

37.5	If the chairman (or other person presiding over the relevant general meeting) determines that a nomination was not made in accordance with the procedures set out in this Bye-law 37, he shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

37.6	Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

37.7	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

38.	Classes and Term of Office of Directors

38.1	Upon adoption of these Bye-laws, there shall be no separate classes of Directors.

38.2	The Board of Directors shall be elected or appointed at the annual general meeting or at any special general meeting called for the purpose.

38.3	Subject to these Bye-laws, the Directors shall hold office for such terms as the Members may determine, or in the absence of such determination until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. At each annual general meeting a minimum of one-third of the directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office by rotation and such Directors shall offer themselves available for re-election as the case may be.

39.	No Share Qualification

A Director shall not be required to hold any shares in the capital of the Company by way of qualification. A Director who is not a Member shall nevertheless be entitled to attend and speak at general meetings and at any separate meeting of the holders of any class of shares in the capital of the Company.

40.	Alternate Directors

40.1	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

40.2	Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary.

40.3	Any person elected or appointed pursuant to this Bye-law shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative, provided that such person shall not be counted more than once in determining whether or not a quorum is present.

40.4	An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

40.5	An Alternate Director’s office shall terminate –

(a)	in the case of an alternate elected by the Members:

(i)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to the Director for whom he was elected to act, would result in the termination of that Director; or

(ii)	if the Director for whom he was elected in the alternative ceases for any reason to be a Director, provided that the alternate removed in these circumstances may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy; and

(b)	in the case of an alternate appointed by a Director:

(c)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his appointor, would result in the termination of the appointor’s directorship; or

(d)	when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or

(e)	if the Alternate Director’s appointor ceases for any reason to be a Director.

41.	Removal of Directors

41.1	Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director by a resolution of the majority of the votes of such Members as (being entitled to do so) vote in person or by proxy, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

41.2	If a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy. A Director so elected or appointed shall hold office until the next annual general meeting or until such Director’s office is otherwise vacated and shall serve within the same class of Directors as the predecessor. If the term of such class extends beyond such next annual general meeting, then at such next annual general meeting the Shareholders shall elect a Director to serve the remaining term of such class.

42.	Vacancy in the Office of Director

42.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies;

(d)	resigns his office by notice to the Company;

(e)	is removed from office as a Director by notice served upon him signed by all his co-Directors. If any such Director has been appointed to an executive office which thereby automatically terminates, such removal shall be treated as an act of the Company and shall not, of itself, limit or restrict any claim which he may have for damages for breach of any contract of service between him and the Company;

(f)	is absent without permission of the Board from meetings of the board for six consecutive months and the Board resolves that his office is vacated; or

(g)	upon his term of office expiring pursuant to the special rights of any class or series of shares.

If the office of a director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the board.

42.2	The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board.

43.	Remuneration of Directors

43.1

The ordinary remuneration of the Directors shall from time to time to time be determined by the Board but such remuneration shall not exceed £500,000 per annum in aggregate (excluding amounts payable under any other provision of these Bye-laws) or such other amount as may from time to time be determined by a resolution of the Members in general meeting. Such remuneration shall (unless such resolution provides to the contrary) be divisible among the directors as they may agree or, failing agreement, equally, but any director who holds office for part only of the period in respect of which such remuneration is payable shall be entitled only to a proportion of such remuneration, related to the period during which he has held office.

43.2	Any director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman whether or not such office is held in an executive capacity) or who serves on any committee of the Board or who otherwise performs services which, in the opinion of the Board or any committee authorised by the Board, are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or other means or may receive such other benefits as the Board or any committee authorised by the Board may in its discretion determine in addition to any remuneration provided by or pursuant to any other Bye-law.

43.3	The Board may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Board or any committee of the Board or shareholders’ meetings or otherwise in or in connection with or about the business of the Company or in the discharge of his duties as a Director.

44.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers shall, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

45.	Directors to Manage Business

45.1	The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

45.2	Subject to these Bye-laws, the Board may delegate to any company, firm, person, or body of persons any power of the Board (including the power to sub-delegate).

46.	Powers of the Board of Directors

46.1	The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money (as provided in Bye-law 85 and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the shares of the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

47.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

48.	Appointment of Officers

The Board may appoint such officers (who may or may not be Directors) as the Board may determine.

49.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time.

50.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

52.	Conflicts of Interest

52.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

52.2	If a Director or an immediate family member of a Director is directly or indirectly interested in a contract or proposed contract or arrangement with the Company such Director shall (on his own behalf and in respect of such relevant immediate family member) declare the nature of such interest as required by the Act.

52.3	Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting (or if the declaration is made by the chairman of the meeting by majority in number of the other Directors in attendance), a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting. The chairman of a Board meeting may require a Director to leave the meeting to enable the Board to discuss and/or vote on a matter in which the chairman considers the Director or an immediate family member of the Director to be interested. If a majority in number of the Directors in attendance at a Board meeting considers the chairman of the meeting or an immediate family member of the chairman to be interested in a particular matter, they may require the chairman to leave the meeting to enable the Board to discuss and/or vote on such matter.

52.4	For the purpose of this Bye-law 52, “immediate family member” means, in relation to a Director, his child, step-child, parent, step-parent, spouse, civil partner, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of the Director.

53.	Indemnification and Exculpation of Directors and Officers

53.1

The Directors, resident representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof, and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for their own or the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer, nor shall such waiver extend to any claims of violations of the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”) which waiver would be prohibited by Sections 14 of the Securities Act and 29(a) of the Exchange Act.

53.2

The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

53.3	The Company may advance moneys to an Officer, Director or auditor for the costs, charges and expenses incurred by the Officer, Director or auditor in defending or appearing or giving evidence in any civil or criminal proceedings against them as and when such costs and expenses are incurred, on condition that the Officer, Director or auditor shall repay the advance in the event of a finding of fraud or dishonesty against him.

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

55.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

56.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be considered to take place where the chairman of the meeting establishes that the meeting is held.

57.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors.

58.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

59.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending , the Chairman, if there be one, and if not, the President, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In their absence a chairman shall be appointed or elected by the Directors present at the meeting.

60.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective at the place and on the date on which the last Director signs the resolution.

61.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

63.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

64.	Form and Use of Seal

64.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

64.2	A seal may, but need not be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person authorised by the Board for that purpose.

64.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

65.	Books of Account

65.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

65.2	Such records of account shall be kept at the registered office of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

66.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 30th June in each year.

AUDITS

67.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.	Appointment of Auditor

68.1	Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, the Members shall appoint one or more Auditors to hold office until close of the next annual general meeting.

68.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Audit Committee may determine.

70.	Duties of Auditor

70.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

70.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

72.	Financial Statements

72.1	Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Members in general meeting annually. A resolution in writing made in accordance with Bye-law 35 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in general meeting.

72.2	If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interest no financial statements and/or auditors report thereof need be made available to the members, and/or that no auditor shall be appointed then there shall be no obligation on the Company to do so.

73.	Distribution of Auditor’s report

The report of the Auditor shall be submitted to the Members in general meeting.

74.	Vacancy in the Office of Auditor

If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the vacancy thereby created shall be filled in accordance with the Act.

TAKEOVER PROVISIONS

75.	Takeover provisions

75.1	A person must not (other than solely as custodian or depositary (or nominee thereof) under any arrangements implemented and/or approved by the Directors under Bye-law 11.10):

(a)	whether by himself, or with persons determined by the Board to be acting in concert with him, acquire after the date that this Bye-law 75 shall come into effect (for purposes of this Bye-law 75, the “Effective Date”) an interest in shares of the Company which, taken together with shares in which persons determined by the Board to be acting in concert with him are interested after the Effective Date, carry 30 per cent. or more of the voting rights attributable to the shares, except as a result of a “Permitted Acquisition”, as hereinafter defined; or

(b)	whilst he, together with persons determined by the Board to be acting in concert with him, is interested in shares which in the aggregate carry not less than 30 per cent. but not more than 50 per cent. of the voting rights attributable to shares of the Company, acquire after the Effective Date, whether by himself or with persons determined by the Board to be acting in concert with him, an interest in additional shares which, taken together with the interest in shares held by persons determined by the Board to be acting in concert with him, increases the percentage of shares carrying voting rights in which he is interested (each of (a) and (b) for purposes of this Bye-law 75, a “Limit”), except as a result of a “Permitted Acquisition”, as hereinafter defined; or

(c)	effect or purport to effect a “Prohibited Acquisition”, as hereinafter defined.

75.2	Where any person breaches any Limit, except as a result of a Permitted Acquisition, or becomes interested in any shares of the Company as a result of a Prohibited Acquisition that person is in breach of these Bye-laws.

75.3	The Board may do all or any of the following where it has reason to believe that any Limit is or may be breached or any Prohibited Acquisition has been or may be effected:

(a)	require any Member or person appearing or purporting to be interested in any shares of the Company to provide such information as the Board considers appropriate to determine any of the matters under this Bye-law 75;

(b)	have regard to such public filings as it considers appropriate to determine any of the matters under this Bye-law 75;

(c)	make such determinations under this Bye-law 75 as it thinks fit, either after calling for submissions from affected Members or other persons or without calling for such submissions;

(d)	determine that the voting rights attached to such number of shares held by such persons as the Board may determine to be held, or in which such persons are or may be interested, in breach of these Bye-laws (for purposes of this Bye-law 75, “Excess Shares”) are from a particular time incapable of being exercised for a definite or indefinite period;

(e)	determine that some or all of the Excess Shares must be sold;

(f)	determine that some or all of the Excess Shares will not carry any right to any dividends or other distributions from a particular time for a definite or indefinite period; and

(g)	take such other action as it thinks fit for the purposes of this Bye-law 75 including:

(i)	prescribing rules (not inconsistent with this Bye-law 75);

(ii)	setting deadlines for the provision of information;

(iii)	drawing adverse inferences where information requested is not provided;

(iv)	making determinations or interim determinations;

(v)	executing documents on behalf of a Member;

(vi)	converting any Excess Shares held in uncertificated form into certificated form, or vice-versa;

(vii)	paying costs and expenses out of proceeds of sale; and

(viii)	changing any decision or determination or rule previously made.

75.4

(a)	An acquisition is a “Permitted Acquisition” if the acquisition is made in circumstances in which the City Code, if it applied to the Company, would require an offer to be made as a consequence and such offer is made in accordance with Rule 9 of the City Code, as if it so applied.

Where a person breaches a Limit only as a result of the Company redeeming or purchasing its own shares and, there is a resulting increase in the percentage of the voting rights attributable to the shares held by a person or persons determined by the Board to be acting in concert and such increase would constitute a breach of any Limit, then such an increase shall be deemed a Permitted Acquisition.

(b)	An acquisition is a “Prohibited Acquisition” if Rules 4, 5, 6 or 8 of the City Code would in whole or part apply to the acquisition if the Company was subject to the City Code and the acquisition was made (or, if not yet made, would if and when made be) in breach of or otherwise not comply with Rules 4, 5, 6 or 8 of the City Code.

(c)	For the purposes of this Bye-law 75, “acting in concert” shall be construed in accordance with the City Code.

75.5	To the full extent permitted by the Act and by Bermuda law, the following General Principles of the City Code shall apply:

(a)	all holders of the shares of the Company of the same class must be afforded equivalent treatment; moreover, if a person acquires control of the Company, the other holders of securities must be protected;

(b)	if a bid is being made for the Company, the holders of the shares of the Company must have sufficient time and information to enable them to reach a properly informed decision on the bid;

(c)	the Board must act in the interests of the Company as a whole and must not deny the holders of shares the opportunity to decide on the merits of a bid;

(d)	false markets must not be created in the shares of the Company, of any company making a bid for the Company or of any other company concerned by the bid in such a way that the rise or fall of the prices of the shares becomes artificial and the normal functioning of the markets is distorted;

(e)	a person proposing to bid for the Company must announce a bid only after ensuring that he/she can fulfil in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration; and

(f)	the Company must not be hindered in the conduct of its affairs for longer than is reasonable by a bid for its securities.

75.6

The Board has full authority to determine the application of this Bye-law 75, including as to the deemed application of the whole or any part of the City Code (including of the General Principles of the City Code). Such authority shall include all discretion vested in the Panel as if the whole or any part of the City Code (including of the General Principles of the City Code) applied including, without limitation, the determination of conditions and consents, the consideration to be offered and any restrictions on the exercise of control. Any resolution or determination of, or decision or exercise of any discretion or power by, the Board or any Director or by the chairman of any meeting acting in good faith under or pursuant to the provisions of this Bye-law 75 shall be final and conclusive; and anything done by, or on behalf of, or on the authority of, the Board or any Director acting in good faith pursuant to the provisions of this Bye-law 75 shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The Board shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Bye-law 75.

75.7	Any one or more of the Directors may act as the attorney(s) of any Member in relation to the execution of documents and other actions to be taken for the sale of Excess Shares determined by the Board under this Bye-law 75.

BUSINESS COMBINATIONS

76.	Amalgamations & Mergers

The Company shall not amalgamate or merge with any other company unless the amalgamation agreement or merger agreement (as the case may be) relating thereto has been approved by the Board prior to the commencement of the meeting of the Company convened to pass the resolution approving such agreement relating thereto. In respect of any such amalgamation or merger which the Act requires to be approved by the Members, the amalgamation agreement or merger agreement (as the case may be) relating thereto shall be approved by a Special Resolution of the Members. The quorum for a meeting convened to pass such a resolution shall be two Members present in person or by proxy, as the case may be, and that any holder of shares present in person or by proxy may demand a poll.

VOLUNTARY WINDING-UP AND DISSOLUTION

77.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

78.	Changes to Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made until the same has been approved by a resolution of the Board and by Special Resolution of the Members as provided in these Bye-laws.

79.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

80.	Untraced Members

80.1	For the purpose of Bye-law 80.2, “predecessor share” means, in relation to any share in the capital of the Company, the share in the capital of Kofax plc, a company incorporated in England and Wales under number 3119779 in respect of which such share was issued by the Company pursuant to the scheme of arrangement of Kofax plc.

80.2	The Company may sell at the best price reasonably obtainable any share of a Member, or any share to which a person is entitled by transmission, if:

(a)	during the period of twelve years prior to the date of the publication of the advertisement referred to in this Bye-law 80.2:

(i)	no cheque, warrant or money order in respect of such share or its predecessor share sent by or on behalf of the Company or Kofax plc through the post in a pre-paid envelope addressed to the Member or to the person entitled by transmission to such share, at his address in the Register of Members or other address last known to the Company, has been cashed;

(ii)	no cash dividend payable on the share or its predecessor share has been satisfied by the transfer of funds to a bank account of the Member (or person entitled by transmission to such share) or by transfer of funds by means of any applicable uncertificated securities system; and

(iii)	the Company has received no communication (whether in writing or otherwise) in respect of such share from such Member or person,

provided that during such twelve year period the Company and Kofax plc have together paid at least three cash dividends (whether interim or final) in respect of the share in question and/or its predecessor share and no such dividend has been claimed by the person entitled to such share;

(b)	on or after the expiry of such twelve year period the Company has given notice of its intention to sell such share by an advertisement in a newspaper circulating in the area in which the address in the Register of Members or other last known address of the Member or the person entitled by transmission to the share or the address for the service of notices on such Member or person notified to the Company in accordance with these Bye-laws is located;

(c)	during a further period of three months following the date of publication of such advertisement and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such share from the Member or person entitled by transmission; and

(d)	any notice required by the rules of any securities exchange on which the share in question is listed or traded has been given in accordance with such rules.

80.3	If during such twelve year period, any additional shares have been issued in respect of the share held at the beginning of such period and all the requirements of Bye-law 80.2 have been satisfied with regard to such additional shares, the Company may also sell the additional shares notwithstanding that the twelve year period may not have been satisfied in respect of such additional shares.

80.4	To give effect to a sale pursuant to Bye-law 80.2, the Board may authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct or implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares.

80.5	The purchaser shall not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Bye-law 80.4 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

80.6	The Company shall account to the Member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect of the sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such Member or other person in respect of such moneys. Moneys carried to such separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest shall be payable to such Member or other person in respect of such moneys and the Company shall not be required to account for any money earned on them.

COMPANY INVESTIGATIONS INTO INTERESTS IN SHARES

81.	Provisions applicable to Bye-laws 82 and 83.

81.1	For the purposes of Bye-laws 82 and 83:

(a)	“Relevant Share Capital” means any class of the Company’s issued share capital; and for the avoidance of doubt, any adjustment to or restriction on the voting rights attached to shares shall not affect the application of this Bye-law in relation to interests in those or any other shares;

(b)	“interest” means, in relation to Relevant Share Capital, any interest of any kind whatsoever in any shares comprised therein (disregarding any restraints or restrictions to which the exercise of any right attached to the interest in the share is, or may be, subject) and without limiting the meaning of “interest” a person shall be taken to have an interest in a share if:

(i)	he enters into a contract for its purchase by him (whether for cash or other consideration); or

(ii)	not being the registered holder, he is entitled to exercise any right conferred by the holding of the share or is entitled to control the exercise of any such right; or

(iii)	he is a beneficiary of a trust where the property held on trust includes an interest in the share; or

(iv)	otherwise than by virtue of having an interest under a trust, he has a right to call for delivery of the share to himself or to his order; or

(v)	otherwise than by virtue of having an interest under a trust, he has a right to acquire an interest in the share or is under an obligation to take an interest in the share; or

(vi)	he has a right to subscribe for the share,

whether in any case the contract, right or obligation is absolute or conditional, legally enforceable or not and evidenced in writing or not, and it shall be immaterial that a share in which a person has an interest is unidentifiable;

(c)	a person is taken to be interested in any shares in which his spouse or civil partner or any infant child or step-child of his is interested; and “infant” means a person under the age of 18 years;

(d)	a person is taken to be interested in shares if a body corporate is interested in them and:

(i)	that body or its directors are accustomed to act in accordance with his directions or instructions; or

(ii)	he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that company,

PROVIDED THAT (a) where a person is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of a company and that company is entitled to exercise or control the exercise of any of the voting power at general meetings of another company (the “effective voting power”) then, for purposes of Bye-law 81.1(d)(ii) above, the effective voting power is taken as exercisable by that person and (b) for purposes of this Bye-law 81.1(d), a person is entitled to exercise or control the exercise of voting power if he has a right (whether subject to conditions or not) the exercise of which would make him so entitled or he is under an obligation (whether or not so subject) the fulfillment of which would make him so entitled.

The provisions of Bye-laws 82 and 83 are in addition to any and separate from other rights or obligations arising at law or otherwise.

82.	Power of the Company to Investigate Interests in Shares

82.1	The Company may give notice under this Bye-law (a “Bye-law 82 Notice”) to any person whom the Company knows or has reasonable cause to believe:

(a)	to be interested in shares comprised in the Relevant Share Capital; or

(b)	to have been so interested at any time during the three years immediately preceding the date on which the notice is issued.

82.2	The Bye-law 82 Notice may request the person:

(a)	to confirm that fact or (as the case may be) to indicate whether or not it is the case; and

(b)	if he holds, or has during that time held, any such interest, to give such further information as may be requested in accordance with this Bye-law 82.

82.3	A Bye-law 82 Notice may request the person to whom it is addressed to give particulars of his own past or present interest in shares comprised in the Relevant Share Capital (held by him at any time during the three year period mentioned in Bye-law 82.1).

82.4	The Bye-law 82 Notice may request the person to whom it is addressed, where:

(a)	the interest is a present interest and any other interest in the shares subsists; or

(b)	another interest in the shares subsisted during that three year period at a time when his own interest subsisted, to give, so far as lies within his knowledge, such particulars with respect to that other interest as may be requested by the notice including the identity of persons interested in the shares in question.

82.5	The Bye-law 82 Notice may request the person to whom it is addressed where his interest is a past interest, to give (so far as lies within his knowledge) particulars of the identity of the person who held that interest immediately upon his ceasing to hold it.

82.6	The information requested by a Bye-law 82 Notice must be given within such time as may be specified in the notice, being a period of not less than 5 days following service thereof.

82.7	For the purposes of this Bye-law 82:

(a)	a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification whether following service of a Bye-law 82 Notice or otherwise which either:

(i)	names such person as being so interested; or

(ii)	(after taking into account any such notification and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

83.	Failure to Disclose Interests in Shares

83.1	For the purpose of this Bye-law:

(a)	“Exempt Transfer” means, in relation to shares held by a Member:

(i)	a transfer by way of, or in pursuance of, acceptance of a takeover offer for the Company meaning an offer to acquire all the shares, or all the shares of any class or classes, in the Company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class;

(ii)	a transfer in consequence of a sale made through the New York Stock Exchange or NASDAQ or any stock exchange selected by the Company outside the United States of America on which any shares are normally traded; or

(iii)	a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the Member and with any other person appearing to be interested in the shares;

(b)	“interested” is construed as it is for the purpose of Bye-law 82;

(c)	a person, other than the Member holding a share, shall be treated as appearing to be interested in such share if the Member has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the Member or, pursuant to a Bye-law 82 Notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(d)	reference to a person having failed to give to the Company information required by Bye-law 82, or being in default of supplying such information, includes references to his having:

(i)	failed or refused to give all or any part of such information; and

(ii)	given information which he knows to be false in a material particular or recklessly given information which is false in a material particular; and

(e)	“transfer” means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.

83.2	Where a Bye-law 82 Notice is given by the Company to a Member, or another person appearing to be interested in shares held by such Member, and the Member or other person has failed in relation to any such shares (“Default Shares”), which expression applies also to any shares issued after the date of the Bye-law 82 Notice in respect of those shares and to any other shares of the Company registered in the name of such Member at any time whilst the default subsists) to give the Company the information required within fourteen days after the date of service of the Bye-law 82 Notice (and whether or not the Bye-law 82 Notice specified a different period), unless the Board in its absolute discretion otherwise decides:

(a)	the Member is not entitled in respect of the Default Shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or at an adjourned meeting or on a poll, or to exercise other rights otherwise conferred by membership in relation to any such meeting or poll; and

(b)	where the Default Shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:

(i)	a dividend (or any part of a dividend) payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;

(ii)	the Member shall not be entitled to elect to receive shares instead of a dividend; and

(iii)	the Board may, in its absolute discretion, refuse to register the transfer of any Default Shares (subject, in the case of any uncertificated shares, to the Uncertificated Securities Regulations) unless:

(1)	the transfer is an Exempt Transfer; or

(2)	the Member is not himself in default in supplying the information required and proves to the satisfaction of the Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer.

83.3	The sanctions under Bye-law 83.2 shall cease to apply seven days after the earlier of:

(a)	receipt by the Company of notice of an Exempt Transfer, but such cessation of sanction shall apply only in relation to the shares transferred; and

(b)	receipt by the Company, in a form satisfactory to the Board, of all the information required by the Bye-law 82 Notice.

83.4	The Board may:

(a)	give notice in writing to any Member holding Default Shares in uncertificated form requiring the Member:

(i)	to change his holding of such shares from uncertificated form into certificated form within a specified period; and

(ii)	then to hold such Default Shares in certificated form for so long as the default subsists; and

(b)	appoint any person to take any steps, by instruction, by means of the Uncertificated System or otherwise, in the name of any holder of Default Shares as may be required to change such shares from uncertificated form into certificated form (and such steps shall be effective as if they had been taken by such holder).

83.5	Any notice referred to in this Bye-law may be served by the Company upon the addressee either personally or by sending it through the post in a pre paid letter addressed to the addressee at his usual or last known address.

84.	Disclosure and Transparency Rules

Subject always to the provisions of the Act and applicable laws, the provisions of the United Kingdom Financial Conduct Authority’s Disclosure and Transparency Rules (the “DTR”) or any successor other regime (whether statutory or non-statutory) governing the disclosure of interests in shares in the United Kingdom, which relates to the requirement of shareholders to disclose their total proportion of voting rights (as defined in the DTR) (the “Relevant DTR Provisions”), shall be deemed to be incorporated into these Bye-laws and shall bind the Company and its Members (save that any provision exempting any person from complying with any Relevant DTR Provision by reason of the location of an issuer’s registered office shall not be deemed incorporated into these Bye-laws) and references to an “issuer” (or similar expression) in such Relevant DTR Provisions shall be deemed to be references to the Company.

BORROWING POWERS

85.	Borrowing Powers

85.1	Subject as provided by this Bye-law 85 the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether as primary or collateral security for any debt, liability or obligation of the Company or any other party.

85.2	The Board shall so restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries as to secure (so far as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all sums borrowed by the Company and its subsidiaries (exclusive of sums borrowed from or owing to the Company or any such subsidiary) shall not at any time exceed an amount equal to three times the share capital and consolidated reserves (as defined by this Bye-law 85) without the previous sanction of the shareholders of the Company in general meeting.

85.3

For the purposes of this Bye-law “the share capital and consolidated reserves” means the aggregate amount of the paid-up share capital of the Company plus the amount of the consolidated capital and revenue reserves (including any share premium account or capital redemption reserve) and any credit balance on the consolidated profit and loss account after deducting (a) any debit balance on that account and (b) any amounts attributable to shareholders other than the Company and its subsidiaries, all as shown in the latest audited consolidated balance sheet of the Company and its subsidiaries, but

(a)	adjusted so as to reflect any issue of shares or other variation in the paid-up share capital or share premium account of the Company since the date of the balance sheet and any distributions made from such reserves or profit and loss account since that date; and

(b)	excluding any sums set aside for taxation, any share capital or reserves resulting from writing up after the adoption of these Bye-laws the book values of the assets of the Company or any subsidiary, and any intangible assets.

For the purposes of this Bye-law sums owing on debentures issued for a consideration other than cash shall be deemed to be borrowed, and the giving of a guarantee shall be deemed a borrowing of an amount equal to the maximum liability under the guarantee.

No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provisions be concerned to see or inquire whether the limit imposed by this regulation is observed, and no debt incurred or security given in excess of that limit shall be invalid unless he had express notice at the time when the debt was incurred or the security was given that the limit had been or would by that action be exceeded.